Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to certain common stock, par value $0.0001 per share of TriSalus Life Sciences, Inc. and further agree that this Joint Filing Agreement shall be included as an exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided, however, that no party is responsible for the completeness or accuracy of the information concerning any other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.

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IN WITNESS THEREOF, the undersigned hereby execute this Agreement as of August 29, 2023

Unique Diamond Investments Limited

By:	/s/ SONG, Hong Fang
Name:	SONG, Hong Fang
Title:	Director

ORI Healthcare Fund, L.P.

By:	/s/ SONG, Hong Fang
Name:	SONG, Hong Fang
Title:	Director of General Partner

ORI Capital Inc.

By:	/s/ SONG, Hong Fang
Name:	SONG, Hong Fang
Title:	Director

SONG, Hong Fang

By:	/s/ SONG, Hong Fang
Name:	SONG, Hong Fang